                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of Earliest Event Reported): December 2, 2002


                                 SURGICARE, INC.
                                 ---------------
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)



            001-16587                                 58-1597246
            ---------                                 ----------
     (Commission File Number)              (I.R.S. Employer Identification No.)



                         12727 Kimberly Lane, Suite 200
                         ------------------------------
          (Address of principal executive offices, including zip code)



                                 (713) 973-6675
                                 --------------
              (Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS

ASPEN HEALTHCARE, INC. On December 2, 2002, SurgiCare, Inc. ("Company") entered into a settlement agreement and mutual general release ("Settlement Agreement") with the owners of Aspen Healthcare, Inc. (the "Sellers") whereby the parties agreed to terminate the Stock Purchase Agreement dated May 16, 2002 ("SPA"). Pursuant to the Settlement Agreement, the Company and the Sellers agreed to terminate the SPA and mutually release each other from all duties and obligations under the SPA and from all liabilities and claims in connection with the SPA and all business dealings between the parties. Furthermore, the Company has agreed to the following:

          (a)  To allow the Sellers to retain all previously paid
               "non-refundable" payments;

          (b)  To pay to the Sellers an additional $100,000;

          (c) To redeem from the Seller 75,000 shares of Company common stock at a price of $2.24 per share for an aggregate purchase price of $168,000 per the original put agreement;

          (d) To redeem from the Sellers an additional 16,400 shares of Company common stock at a price of $2.24 per share for an aggregate purchase price of $36,736, if the Sellers delivered such shares by January 31, 2003;

          (e) To amend warrants that entitled the Sellers to purchase an aggregate of 136,786 shares of Company common stock, by reducing the exercise price of such warrants to $0.32 per share; and

          (f) To issue to the Sellers warrants to purchase an additional 200,000 shares at an exercise price of $0.32 per share, expiring in December 2007.


PRIVATE PLACEMENT OFFERING. On or about December 11, 2002, the Company received a $1 million equity investment from International Diversified Corporation, Ltd. as part of the restructuring of the Series AA Preferred Stock with American International Industries Inc. ("AII"). The investment was made via a private placement, under which the investor purchased 2,439,024 of the company's common stock at $0.41. The shares are restricted under Rule 144. The proceeds of the financing are expected to be used for working capital purposes.

In connection with the equity investment, AII agreed to convert 300,000 shares of Series AA Preferred Stock "Series AA") into 3,658,537 shares of SurgiCare common stock. With respect to the balance of the 900,000 shares of Series AA, the Company will file an amended Certificate of Designation which modifies the terms of the Series AA as follows:

     o No later than June 1, 2004, the Company shall have the option to redeem 300,000 shares of Series AA for a payment of $1,500,000 or to convert 300,000 shares of Series AA to a SurgiCare equivalent of $1,500,000 calculated by dividing $1,500,000 by the average closing price for the 20 previous trading days prior to a conversion, but no less than $0.41 per share.

     o No later than June 1, 2005, the Company shall have the option to redeem 300,000 shares of Series AA for a payment of $1,500,000 or to convert 300,000 shares of Series AA to a SurgiCare equivalent of $1,500,000 calculated by dividing $1,500,000 by the average closing price for the 20 previous trading days prior to a conversion, but no less than $0.41 per share.

     o No later than June 1, 2006, the Company shall have the option to redeem 300,000 shares of Series AA for a payment of $1,500,000 or to convert 300,000 shares of Series AA to a SurgiCare equivalent of $1,500,000 calculated by dividing $1,500,000 by the average closing price for the 20 previous trading days prior to a conversion, but no less than $0.41 per share.

SAN JACINTO SURGERY CENTER. On or about December 17, 2002, the Company decided not to pursue the acquisition of an additional 62% interest in the San Jacinto Surgery Center, Ltd., a Texas limited partnership (the "San Jacinto Center"). The Company currently owns a 10% interest in the San Jacinto Center.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements of businesses acquired. None.

         (b)      Pro forma financial information. None.

         (c)      Exhibits.

         Exhibit Number                 Exhibit Description
         --------------                 -------------------
             10.1 Settlement Agreement and Mutual General Release Agreement between Surgicare, Inc., Thomas Yerden and TLC Capital Corporation dated December 2, 2002.

             10.2 Agreement between SurgiCare, Inc. and American International Industries, Inc., Texas Real Estate Enterprises, Inc., and MidCity Houston Properties, Inc. dated December 3, 2002.

             10.3 Amended Certificate of Designation, Powers, Preferences and Rights of Series AA Preferred Stock, par value $.001 per share

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                               SURGICARE, INC.




                                               By: /s/ Keith LeBlanc
                                                   -----------------------------
                                                   Keith LeBlanc
                                                   Chief Executive Officer




DATE: January 29, 2003

                                 EXHIBIT INDEX

   Exhibit Number                       Description
   --------------                      ------------
       10.1            Settlement Agreement and Mutual General Release Agreement
                       between Surgicare, Inc., Thomas Yerden and TLC Capital
                       Corporation dated December 2, 2002.

       10.2            Agreement between SurgiCare, Inc. and American
                       International Industries, Inc., Texas Real Estate
                       Enterprises, Inc., and MidCity Houston Properties, Inc.
                       dated December 3, 2002.

       10.3 Amended Certificate of Designation, Powers, Preferences and Rights of Series AA Preferred Stock, par value $.001 per share